UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2022 (Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File No)	(IRS Employer Identification Number)

1015 Third Avenue, Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 674-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include elevated air and ocean pricing and an increase in demand for such services; our ability to leverage our carrier relationships to secure space; our ability to retain high-performing employees; and the financial and operational impact of the cyber-attack and our ability to recover from it. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and most recent 10-Q for the quarter ended March 31, 2022. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.	Has the capacity procurement process with your transportation providers settled into some sense of a “new normal” in recent months? Please discuss separately for air and ocean.

Our procurement process with our Air and Ocean carriers and our approach to how we work with them has not changed during the pandemic. While available capacity has been constrained, our service provider program and processes have remained steady. We utilize historical volume information, along with customer and market forecasts, to establish a baseline of needed capacity. We also have a select group of core carriers that we work with to secure capacity commitments to service existing and future business on an annual basis. Our carrier agreements are mutual commitments: we commit to allocate volumes for agreed-upon trade lanes, and the carriers depend on our volumes and commit the space. Because of market volatility and ongoing capacity constraints in air, we do not allocate 100% of our forecasted air volumes to our core carrier partners. But as passenger belly space returns to the market, we expect to take advantage of this new space through shorter-term commitments or ad hoc space agreements to supplement the longer-term agreements. Our procurement process will not change, but our allocation percentages will be based on needs and market conditions.

2.

In air, are long-term aircraft charters by freight forwarders here to stay? How do you manage through customer rate volatility to protect Expeditors’ air gross margins under these longer-term agreements in a wide range of cyclical scenarios?

We have always used air charters, with agreements of varying lengths but all of which are less than a year. While charter and freighter operators have been negotiating different levels of commitments during the pandemic, the freighter market overall has grown less than 20% over those two years. The primary driver for our use of air charters continues to be in support of our commercial carrier partners, with charters as a supplement. We are able to mitigate some of the risk as we have a variety of agreements with different cost structures that we blend to offer flexibility to our customers across multiple carriers. We do not tend to fix any one customer or any one lane to any one carrier offering. In addition, we encourage our shipping customers to look at pricing for shorter lengths of time (up to 3 months) to allow for market fluctuations.

3.

Please discuss the mechanics of your incentive compensation programs for customer facing employees. How do these variable comp programs reset after a banner year like 2021? Have you historically run into retention problems with high-producing employees after uniquely strong years? If so, how do you navigate this?

In addition to our bonus programs (field and executive), we also have a commission program for our sales executives and account managers. Both programs provide for a percentage of net revenue1 that is allocated to the sales executives or account managers. The purpose of these programs is to incentivize our staff to retain and grow our business with the customers that have been assigned to those individuals.

Our sales program has a built-in residual component where net revenue allocated to a salesperson declines on an annual basis. The program is set up so that while a salesperson continues to receive a portion of net revenue for their accounts, over time they are increasingly incentivized to gain new business.

Our account management program requires growth of each account for related compensation to increase. However, as we grow the net revenue for an account, more resources are generally required for that account and a portion of the compensation to the original manager of the account often ends up being split with individuals who are added in support of the account.

Our general philosophy regarding compensation at Expeditors is one that is based on the concept of “taking a smaller piece of a bigger pie.” If an individual wants their compensation to grow, they need to increase the overall size of the pie and, at the same time, understand that they must take a smaller piece of that bigger pie so that the company can continue to invest in the business to facilitate future growth.

With regards to retaining high-performing employees, we have not found this to be an issue. Instead, we find that our best-performing employees tend to be our highest paid, and those individuals like our incentive-based programs. If they have a choice to continue working here under our incentive compensation programs or leaving for another job, they seem to consistently make the same choice – staying with Expeditors, which is good for us because we compete in a customer service-based industry. Tenure of our employees continues to be one of our strongest competitive advantages.

4.

Cyberattack & labor costs – How has the cyberattack disruption impacted your personnel expense, both in base pay and in any distortion to the normal sequential and Y/Y cadence of incentive comp accruals and cash payments?

Salaries and related expenses consist primarily of base salaries, bonuses, commissions, temporary labor, overtime, stock compensation, benefits and payroll taxes. Total salaries and related expenses increased by 19% for the three months ended March 31, 2022, as compared with the same period in 2021, principally due to increases in commissions and bonuses earned from higher revenues and operating income and a 10% increase in headcount to support growing activity. Bonuses to field and executive management for the three months ended March 31, 2022 were up 29% compared to the same period in 2021, primarily due to a 20% increase in operating income and higher bonuses to field personnel.

There were no disruptions or distortions in base salaries caused by the cyber-attack. We did pay higher bonuses to certain employees that made extraordinary contributions to recovering from the cyber-attack. These additional bonuses were paid within our existing field and executive incentive compensation programs.

5.	How much work remains to be done to bring all of your systems fully back online? Can you give us a sense of what remains to be done and how long it will take?

The short answer is that we do not know but the majority of the work has been completed. As noted in our most recent earnings release and 10-Q filing, we continue to navigate the residual effects and incorporate learnings from the cyber-attack, but we are again utilizing our core systems to deliver services, including arranging freight shipments, managing customs and distribution activities for our customers’ shipments, and performing accounting functions.

6.	Regarding the cyber-attack, are you seeing that customers are being tentative to re-engage with your systems as they have come back online?

Prior to the cyber-attack, we adopted the NIST Framework as our standard for cyber-security. The NIST Framework consists of standards, guidelines, and best practices that have been developed and supported by the U.S. Department of Commerce in conjunction with U.S. and global businesses. While this is a standard that many companies use when establishing their security standards, we have found that re-engagement tends to be more of an individualistic approach. What works for one company may not work for every other company.

Most of our customers have re-engaged with our systems. Some required a phone call with details, others required specific documentation, and a few will require much more. Unfortunately, a NIST standard does not exist for re-engagement, so it adds to the complexity of the re-engagement process. We continue to provide additional information to those who are asking for more detail.

7.

The cyber-attack was in February and you said that your systems were down for approximately three weeks. Why was your March air freight tonnage down so dramatically, compared to the other months during the quarter? Was that primarily due to your inability to handle freight during the last two weeks of March, or was it due to lost business, as customers turned to other forwarders?

Our airfreight product experienced a large impact as a result of the cyber-attack. In the early hours/days of the cyber-attack we did not have the ability to generate documents or labels for our airfreight product, and customers turned to competitors to move their cargo during this period. Our loyalty remained with our customers and we assisted with much of this temporary transition, including releasing our committed airline space so that competitors could access that space and provide cargo movement.

In many cases, customers made commitments to a competing company that required the competitor to handle the business for a period of time in order to recoup their investment of temporary transition. The majority of customers have returned as of this point and we have resecured our committed allocations with the carriers.

We shut down most of our systems as a result of the cyber-attack starting on February 20th, which means we felt an impact on our air tonnage for nine of the 28 days in February. Our systems took approximately three weeks to come back online after the cyber-attack, resulting in an additional direct impact to our airfreight tonnage during the first two weeks of March. After that, we began the process of re-establishing EDI connections and regaining our business. The process was not as simple as “flipping a light switch,” as cyber teams needed to approve each re-engagement, logistics teams needed to validate processes, and airlines needed to re-establish the allocations.

1 Net revenues are a non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company’s principal services. Net revenue is one of the Company’s primary operational and financial measures and demonstrates management’s ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

May 20, 2022	/s/ BRADLEY S. POWELL
Bradley S. Powell,
Senior Vice President and Chief Financial Officer